EXhibit 23.2

                                  [Letterhead]
                       BAGELL, JOSEPHS & COMPANY, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                                 Suites 400-403
                          200 Haddonfield Berlin Road
                          Gibbsboro, New Jersey 08026
                       (856) 346-2828  Fax (856) 346-2882


         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS


TO: INFe - Human Resources, Inc. and Subsidiary:

As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated February 17, 2005 included in INFe -Human Resources, Inc. and Subsidiary's Annual Report on Form 10-KSB for the year ended November 30, 2004, and to all references to our Firm included in this Registration Statement.


/s/ Bagell, Josephs and Company, LLC
------------------------------------
    Bagell, Josephs and Company, LLC


Gibbsboro, New Jersey
April 18, 2005